Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2015 RESULTS

RALEIGH, NC - February 24, 2016, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the fourth quarter of 2015 and the full year of 2015.

Fourth Quarter 2015 Highlights

•	Total Investment Portfolio: $977.3 million

•	Total Net Assets (Equity): $508.4 million

•	Net Asset Value Per Share (Book Value): $15.23

•	Weighted Average Yield on Debt Investments: 12.2%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 19.6%

•	Investment Portfolio Activity for the Quarter Ended December 31, 2015

•	Cost of investments made during the period: $101.5 million

•	Principal repayments (excluding PIK interest repayments) during the period: $75.3 million

•	Proceeds related to the sale of equity investments during the period: $6.9 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 2.0% / 0.7%

•	Financial Results for the Quarter Ended December 31, 2015

•	Total investment income: $31.8 million

•	Net investment income: $19.2 million

•	Net investment income per share: $0.58

•	Regular quarterly dividend per share: $0.54

•	Supplemental dividend per share: $0.05

•	Net realized gains: $2.8 million

•	Net increase in net assets resulting from operations: $9.5 million

•	Net increase in net assets resulting from operations per share: $0.28

Full Year 2015 Highlights

•	Investment Portfolio Activity for the Year Ended December 31, 2015

•	Cost of investments made during the period: $453.9 million

•	Principal repayments (excluding PIK interest repayments) during the period: $321.8 million

•	Proceeds related to the sale of equity investments during the period: $21.5 million

•	Financial Results for the Year Ended December 31, 2015

•	Total investment income: $121.3 million

•	Net investment income: $71.6 million

•	Net investment income per share: $2.16

•	Regular quarterly dividends per share: $2.16

•	Supplemental dividends per share: $0.20

•	Net realized losses: $27.5 million

•	Net increase in net assets resulting from operations: $47.9 million

•	Net increase in net assets resulting from operations per share: $1.44

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 18.9%

In commenting on the Company’s results, E. Ashton Poole, President and Chief Executive Officer, stated, “We are pleased to report a strong finish to 2015, capping a year where we reported net investment income per share equal to our base dividend of $2.16 per share, invested over $450 million of capital, and generated a 5.8% total return to shareholders, as compared to the S&P 500's total return of 1.4%. As we move into 2016, we believe our investing platform is well positioned to continue capitalizing on the attractive opportunities the lower middle market provides.”

Fourth Quarter 2015 Results

Total investment income during the fourth quarter of 2015 was $31.8 million, compared to total investment income of $30.7 million for the fourth quarter of 2014, representing an increase of 3.9%. The increase in investment income was primarily attributable to higher average portfolio loan balances from December 31, 2014 to December 31, 2015, partially offset by a decrease in the weighted average yield on our debt investments from December 31, 2014 to December 31, 2015.

Net investment income during the fourth quarter of 2015 was $19.2 million, compared to net investment income of $18.1 million for the fourth quarter of 2014, representing an increase of 6.0%. Net investment income per share during the fourth quarter of 2015 was $0.58, based on weighted average shares outstanding during the quarter of 33.3 million, compared to $0.55 per share during the fourth quarter of 2014, based on weighted average shares outstanding of 32.9 million.

The Company’s net increase in net assets resulting from operations was $9.5 million during the fourth quarter of 2015, compared to $0.5 million during the fourth quarter of 2014. The Company’s net increase in net assets resulting from operations was $0.28 per share during the fourth quarter of 2015, based on weighted average shares outstanding of 33.3 million, compared to $0.01 per share during the fourth quarter of 2014, based on weighted average shares outstanding of 32.9 million.

Full Year 2015 Results

For the year ended December 31, 2015, total investment income was $121.3 million, compared to total investment income of $104.5 million for the year ended December 31, 2014, representing an increase of 16.1%. The increase was primarily due to higher average portfolio loan balances from December 31, 2014 to December 31, 2015 and an increase in non-recurring income of $4.3 million. These increases were partially offset by a $0.6 million decrease in investment income relating to non-accrual assets and a decrease in the weighted average yield on our debt investments from December 31, 2014 to December 31, 2015.

Net investment income for 2015 was $71.6 million, compared to net investment income of $62.0 million during 2014, representing an increase of 15.5%. Net investment income per share during 2015 was $2.16, based on a weighted average share count of 33.2 million, compared to $2.08 per share during 2014, based on a weighted average share count of 29.8 million.

The Company’s net increase in net assets resulting from operations during the year ended December 31, 2015, was $47.9 million, compared to $28.4 million for the year ended December 31, 2014. The Company’s net increase in net assets resulting from operations was $1.44 per share during 2015, based on the Company’s weighted average shares outstanding of 33.2 million, compared to $0.95 per share in 2014, based on the Company’s weighted average shares outstanding of 29.8 million.

The Company’s net asset value per share at December 31, 2015, was $15.23, based on total shares outstanding at December 31, 2015, of 33.4 million, compared to the Company’s net asset value per share at December 31, 2014, of $16.11, based on total shares outstanding at December 31, 2014, of 33.0 million. As of December 31, 2015, the Company’s weighted average yield on all of its outstanding debt investments (other than non-accrual debt investments) was 12.2%, compared to 13.0% at December 31, 2014.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer of the Company, stated, “Our financing activities in 2015, which included expanding our $300 million senior credit facility and issuing new notes of $86 million, further strengthened Triangle’s balance sheet and put us in a strong position entering 2016 with over $220 million of available liquidity.”

At December 31, 2015, the Company had cash and cash equivalents totaling $52.6 million and $168.7 million of available borrowing capacity under its $300.0 million senior credit facility.

As of December 31, 2015, the Company had outstanding non-callable, fixed-rate Small Business Administration (“SBA”) guaranteed debentures totaling $225.0 million with a weighted average interest rate of 4.02%.

Recent Portfolio Activity

During the year ended December 31, 2015, the Company made twenty-three new investments, including recapitalizations of existing portfolio companies, totaling $361.2 million, additional debt investments in ten existing portfolio companies of $84.2 million and additional equity investments in eleven existing portfolio companies totaling $8.6 million. The Company had twenty-four portfolio company loans repaid at par totaling $302.1 million, which resulted in realized gains totaling $2.0 million, and received normal principal repayments, partial loan repayments and PIK interest repayments totaling $32.7 million. The Company converted subordinated debt investments in one portfolio company into an equity investment and recognized a net realized loss on such conversion totaling $20.5 million. The Company wrote-off debt and equity investments in two portfolio companies and recognized realized losses on the write-offs of $18.8 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $21.5 million and recognized net realized gains on such sales totaling $9.8 million.

New investment transactions which occurred during the fourth quarter of 2015 are summarized as follows:

In October, 2015, the Company made a $16.7 million subordinated debt investment in Danville Materials, LLC (“Danville”) as part of a recapitalization financing. Danville designs, manufactures and sells dental equipment and materials.

In October, 2015, the Company made a $16.5 million investment in California Products Corporation (“CPC”) consisting of subordinated debt and equity. CPC formulates and manufactures coatings for sports surfaces, coatings for specialty construction containment, and paint products.

In December, 2015, the Company made a $0.8 million investment in KT Capital Partners, L.P. (“KT Capital”) consisting of subordinated debt and equity. KT Capital is a private equity fund that focuses on change-of-control financing.

In December, 2015, the Company made a $16.5 million investment in Captek Softgel International, Inc. (“Captek”) consisting of subordinated debt and equity as part of a recapitalization financing. Captek is an integrated manufacturer, packager and marketer of custom designed soft gel nutraceutical products.

In December, 2015, the Company made a $17.9 million investment in Women’s Marketing, Inc. (“WMI”) consisting of subordinated debt and equity. WMI is a full-service media strategy, planning and buying organization serving beauty, fashion, health, and food and beverage brands.

Annual Meeting of Stockholders

The 2016 Annual Meeting of Stockholders of Triangle Capital Corporation will be held at the Woman’s Club of Raleigh, 3300 Woman’s Club Drive, Raleigh, North Carolina 27612 on Wednesday, May 4, 2016, at 8:30 a.m. (Eastern Time) for stockholders of record as of the close of business on February 25, 2016.

Conference Call to Discuss Fourth Quarter and Full Year 2015 Results

Triangle has scheduled a conference call to discuss fourth quarter and full year 2015 operating and financial results for Thursday, February 25, 2016, at 9:00 a.m. (Eastern Time).

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until February 29, 2016. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 42555062.

Triangle’s quarterly and annual results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until March 31, 2016.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. ET on Wednesday, February 24, 2016, in conjunction with the filing of Triangle’s 10-K. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, February 25, 2016.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	December 31,
	2015	2014
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $795,244,907 and $717,233,688 at December 31, 2015 and 2014, respectively)	$774,238,518	$693,312,886
Affiliate investments (cost of $171,486,103 and $175,182,171 at December 31, 2015 and 2014, respectively)	177,581,965	178,935,236
Control investments (cost of $40,618,113 and $29,636,763 at December 31, 2015 and 2014, respectively)	25,456,233	14,975,000
Total investments at fair value	977,276,716	887,223,122
Cash and cash equivalents	52,615,418	78,759,026
Interest and fees receivable	4,892,146	7,409,105
Prepaid expenses and other current assets	947,068	438,861
Deferred financing fees	3,480,444	1,230,577
Property and equipment, net	105,698	108,753
Total assets	$1,039,317,490	$975,169,444
Liabilities:
Accounts payable and accrued liabilities	$7,463,514	$7,144,673
Interest payable	3,714,470	3,365,237
Taxes payable	735,498	2,506,031
Deferred income taxes	4,988,317	3,363,669
Borrowings under Credit Facility	131,256,669	62,619,883
Notes	162,142,478	145,646,224
SBA-guaranteed debentures payable	220,648,789	219,697,098
Total liabilities	530,949,735	444,342,815
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 33,375,126 and 32,950,288 shares issued and outstanding as of December 31, 2015 and 2014, respectively)	33,375	32,950
Additional paid in capital	549,242,439	542,119,994
Investment income in excess of distributions	16,127,141	12,926,514
Accumulated realized gains (losses) on investments	(25,813,329)	12,464,699
Net unrealized depreciation of investments	(31,221,871)	(36,717,528)
Total net assets	508,367,755	530,826,629
Total liabilities and net assets	$1,039,317,490	$975,169,444
Net asset value per share	$15.23	$16.11

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Year Ended December 31,
	2015	2014	2013
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$69,880,678	$62,519,733	$60,026,559
Affiliate investments	16,812,432	11,561,939	10,235,994
Control investments	446,301	165,891	180,061
Total interest income	87,139,411	74,247,563	70,442,614
Dividend income:
Non-Control / Non-Affiliate investments	4,373,803	3,071,863	3,041,843
Affiliate investments	1,122,125	3,635,813	1,109,418
Control investments	79	—	—
Total dividend income	5,496,007	6,707,676	4,151,261
Fee and other income:
Non-Control / Non-Affiliate investments	9,084,933	5,644,964	8,452,716
Affiliate investments	3,359,995	1,234,208	677,270
Control investments	400,000	901,852	10,548
Total fee and other income	12,844,928	7,781,024	9,140,534
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	10,911,656	12,157,132	12,661,244
Affiliate investments	4,669,868	3,368,546	4,335,276
Control investments	—	12,071	23,975
Total payment-in-kind interest income	15,581,524	15,537,749	17,020,495
Interest income from cash and cash equivalent investments	224,743	237,671	273,461
Total investment income	121,286,613	104,511,683	101,028,365
Operating expenses:
Interest and other financing fees	26,754,001	21,180,153	20,234,583
General and administrative expenses	22,903,509	21,315,182	19,264,885
Total operating expenses	49,657,510	42,495,335	39,499,468
Net investment income	71,629,103	62,016,348	61,528,897
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	9,002,793	7,396,233	15,882,401
Affiliate investments	2,314,896	7,732,820	4,828,062
Control investments	(38,807,152)	(1,497,725)	(2,290,919)
Net realized gains (losses)	(27,489,463)	13,631,328	18,419,544
Net unrealized appreciation (depreciation):
Investments	3,132,443	(45,234,198)	1,811,265
Foreign currency borrowings	2,363,214	1,071,236	404,408
Net unrealized appreciation (depreciation)	5,495,657	(44,162,962)	2,215,673
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	(21,993,806)	(30,531,634)	20,635,217
Loss on extinguishment of debt	(1,394,017)	—	(412,673)
Provision for taxes	(384,028)	(3,122,266)	(539,561)
Net increase in net assets resulting from operations	$47,857,252	$28,362,448	$81,211,880
Net investment income per share — basic and diluted	$2.16	$2.08	$2.23
Net increase in net assets resulting from operations per share — basic and diluted	$1.44	$0.95	$2.94
Dividends/distributions per share:
Regular quarterly dividends/distributions	$2.16	$2.16	$2.16
Supplemental dividends/distributions	0.20	0.40	—
Total dividends/distributions	$2.36	$2.56	$2.16
Weighted average number of shares outstanding — basic and diluted	33,234,319	29,775,099	27,576,302

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Year Ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net increase in net assets resulting from operations	$47,857,252	$28,362,448	$81,211,880
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(453,928,052)	(474,576,082)	(174,320,204)
Repayments received/sales of portfolio investments	343,268,967	222,031,703	247,354,440
Loan origination and other fees received	7,099,587	7,474,178	2,150,794
Net realized (gains) losses on investments	27,489,463	(13,631,328)	(18,419,544)
Net unrealized (appreciation) depreciation on investments	(4,757,093)	45,384,904	(3,983,185)
Net unrealized appreciation on foreign currency borrowings	(2,363,214)	(1,071,236)	(404,408)
Deferred income taxes	1,624,648	(150,707)	2,171,920
Payment-in-kind interest accrued, net of payments received	(2,573,814)	(4,717,739)	(4,977,824)
Amortization of deferred financing fees	2,162,562	1,655,923	1,547,332
Loss on extinguishment of debt	1,394,017	—	412,673
Accretion of loan origination and other fees	(6,165,489)	(3,820,516)	(3,890,192)
Accretion of loan discounts	(487,163)	(995,053)	(1,484,751)
Accretion of discount on SBA-guaranteed debentures payable	188,295	184,595	180,632
Depreciation expense	60,244	48,363	40,151
Stock-based compensation	6,989,341	5,840,464	3,980,708
Changes in operating assets and liabilities:
Interest and fees receivable	2,516,959	(2,153,345)	(2,605,582)
Prepaid expenses and other current assets	(508,207)	442,439	(428,421)
Accounts payable and accrued liabilities	318,841	(349,255)	1,088,358
Interest payable	349,233	347,592	(118,929)
Taxes payable	(1,770,533)	1,441,487	(2,146,445)
Net cash provided by (used in) operating activities	(31,234,156)	(188,251,165)	127,359,403
Cash flows from investing activities:
Purchases of property and equipment	(57,189)	(96,591)	(45,141)
Net cash used in investing activities	(57,189)	(96,591)	(45,141)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	—	31,310,000	—
Repayments of SBA-guaranteed debentures payable	—	—	(20,500,000)
Borrowings under credit facility	215,000,000	92,469,873	11,625,654
Repayments of borrowings under credit facility	(144,000,000)	(40,000,000)	—
Proceeds from notes	83,372,640	—	—
Redemption of notes	(69,000,000)	—	—
Financing fees paid	(2,919,436)	(809,024)	(700,291)
Net proceeds (expenses) related to public offerings of common stock	(54,967)	127,730,614	—
Common stock withheld for taxes upon vesting of restricted stock	(2,497,712)	(2,608,031)	—
Cash dividends/distributions paid	(74,752,788)	(74,290,996)	(56,735,702)
Net cash provided by (used in) financing activities	5,147,737	133,802,436	(66,310,339)
Net increase (decrease) in cash and cash equivalents	(26,143,608)	(54,545,320)	61,003,923
Cash and cash equivalents, beginning of year	78,759,026	133,304,346	72,300,423
Cash and cash equivalents, end of year	$52,615,418	$78,759,026	$133,304,346
Supplemental disclosure of cash flow information:
Cash paid for interest	$23,021,114	$18,330,991	$17,980,390
Summary of non-cash financing transactions:
Dividends paid through DRIP share issuances	$3,726,177	$3,017,944	$2,899,813